Exhibit 10.1

EB-5 LOAN AGREEMENT

THIS EB-5 LOAN AGREEMENT (“Loan Agreement”) is made as of this January 21, 2025 by 3D PRINTING DEV, LLC, a Delaware limited liability company (“Borrower”), and 3DFLOR OPPORTUNITY, LP, a Delaware limited partnership (“Lender”).

WHEREAS, Borrower desires to obtain a loan from Lender in an initial maximum principal amount of Twenty-Four Million and No/100 United States Dollars (US$24,000,000; as may be increased pursuant to Section 2.01(c)) in lawful money of the United States of America to fund the Project as defined herein;

WHEREAS, Lender is organizing a private placement of its Units as more particularly described in that certain Confidential Private Placement Memorandum dated January 21, 2025, proceeds (“Offering Proceeds”) from which offering will be used to extend the Loan as provided hereunder.

NOW, THEREFORE, in consideration of making such loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.01         Defined Terms. Capitalized terms not otherwise defined in the body of this Loan Agreement shall have the meaning given to each such term in Schedule 1.01 of this Loan Agreement.

Section 1.02        General Construction. Defined terms used in this Loan Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders. All references to this Loan Agreement or any agreement or instrument referred to in this Loan Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated, or restated from time to time. The words “herein,” hereof,” “hereunder,” and words of similar import refer to this Loan Agreement in its entirety and not to any particular subdivision. Unless otherwise indicated, the words “Article” and “Section” refer to the entire article or section, as applicable, and not to any particular subsection or other subdivision thereof. References to days for performance means calendar days unless the defined term “Business Days” is used.

ARTICLE II

LOAN ADVANCE AND REPAYMENT

Section 2.01       Incremental Advances; Maximum Loan Amount. Subject to the terms and conditions set forth herein, and in reliance on Borrower’s representations, warranties, and covenants as set forth herein, the Loan shall be disbursed in incremental Advances and will not exceed the Maximum Loan Amount. The Loan shall be evidenced by this Loan Agreement and by the Note made by Borrower to the order of Lender which shall bear interest and be paid upon the terms and conditions set forth herein and as evidenced and secured by the Security Instrument and other Loan Documents.

(a)              Initial Advance. The Lender shall make an initial Advance (the “Initial Advance”), provided, however, that each of the following conditions shall have been fulfilled prior to the initial Advance, (a) the Lender is receipt of any Offering Proceeds, and (b) each of the Note and the Security Instrument shall have fully executed by Borrower and Lender. Within ninety (90) days after the Initial Advance, the Lender shall cause a UCC-1 Financing Statement to be filed in the State of Delaware against the Collateral as set forth in the Security Instrument.

(b)              Subsequent Advances. From time to time after the Closing Date, Lender shall make Advances to Borrower, in accordance with Borrower’s Advance request, provided, however, that (a) the Lender shall not be required to Advance beyond the lower of (i) the aggregate Unreturned Capital Contribution of all of the EB-5 Limited Partners, and (ii) the Maximum Loan Amount.

(c)              Maximum Loan Amount. The maximum aggregate amount of Advances made by Lender hereunder (the “Maximum Loan Amount”) shall initially be US$24,000,000 unless other agreed to by and between Borrower and Lender.

Section 2.02         Calculation of Interest.

(a)              Applicable Interest Rate. Interest on the Loan shall accrue at the Applicable Interest Rate.

(b)             Computation of Applicable Rate. Interest due on the Loan shall be paid in arrears and calculated based on a 366-day year composed of the actual number of days elapsed for any whole or partial month in which interest is being calculated, except that interest due for a period of less than a full calendar month shall be calculated by multiplying the actual number of days elapsed in such partial month by a daily rate calculated on said 366-day year.

Section 2.03        Payments of Principal and Interest. On the Initial Maturity Date (as may be extended pursuant to Section 2.04 or accelerated as a result of Section 6.02(a); the “Maturity Date”), Borrower shall pay the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon and all other amounts due under this Loan Agreement, the Note, or any other Loan Document.

Section 2.04        Extension Options. Provided that no Event of Default occurs and continues to occur, Borrower shall have the options to extend the Initial Maturity Date twice for successive one-year periods provided that Borrower delivers a written notice to Lender requesting such extension at least thirty (30) days prior to the Loan’s then effective maturity date.

Section 2.05        Application of Principal and Interest. Payments of principal and interest due from Borrower shall be applied first to the payment of accrued and unpaid interest, and then to the reduction of the outstanding principal.

Section 2.06        Prepayment Rights Limited. Borrower may prepay any or all portion of the Loan, without premium or penalty, at any time with prior written notice to the Lender, provided, however, that Borrower shall not prepay any portion of the Loan if the cumulative prepayment will exceed the aggregate Minimum Investment Amounts of the EB-5 Limited Partners that have not satisfied the EB-5 Investment Sustainment Period.

ARTICLE III

LOAN SECURITY AND SEPARATE ACCOUNT

Section 3.01         Security Instrument. Payment of the Loan and performance of the Obligations shall be secured, inter alia, by the Security Instrument. Borrower shall abide by all terms, covenants, and agreements contained in the Security Instrument executed and delivered as of the Closing Date. Borrower acknowledges and agrees that the Security Instrument shall be deemed a “security agreement” within the meaning of Article 9 of the UCC.

Section 3.02         Separate Account. The Borrower shall establish and maintain a separate bank account for receiving and disbursing proceeds from the Loan.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower acknowledges and agrees that in making the Loan evidenced by the Loan Documents, Lender has relied on the truth, completeness, and accuracy of the representations and warranties made by Borrower herein. Borrower hereby makes the representations and warranties contained in this ARTICLE IV to Lender as of the Closing Date.

Section 4.01         Organization and Legal Status. Borrower and Pledgor is duly organized, validly existing, and in good standing under the laws of each of their respective states of formation.

Section 4.02         Power; Authority; and Enforceable Obligations.

      (a)         Power and Authority. Borrower has full power, authority, and legal right to execute, deliver, and perform all obligations under the Loan Documents and has taken all necessary action to authorize: (i) the borrowing of the Loan on the terms and conditions set forth in the Loan Documents; (ii) the execution and delivery of all Loan Documents; and (iii) Borrower’s performance under all Loan Documents. The officer or representative of Borrower signing the Loan Documents on behalf of Borrower has been duly authorized and empowered to do so.

     (b)        Enforceable Obligations. The Loan Documents constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03         No Legal Conflict. With respect to the Borrower’s execution, delivery, and performance of its obligations under the Loan Documents, the following is true, accurate, and complete to Borrower’s knowledge, information, and belief:

      (a)          Third-Party Agreements. The Loan does not violate, contravene, breach, or result in a default under any agreement or instrument to which Borrower is a party or by which the Collateral may be bound or affected.

      (b)          Requirements of Law; Usury. The Loan does not violate any Requirements of Law (including, without limitation, usury laws).

      (c)          No Other Consents or Filings. The Loan does not require any authorization or consent from, or any filing with, any third party or Governmental Authority to perfect Lender’s security interest in the Collateral except for the filing of UCC-1 Financing Statement securing Lender’s security interests in the Collateral with the state in which the Borrower is incorporated.

Section 4.04        No Litigation. No action, suit, or proceeding, including, without limitation, investigative, judicial, or administrative is currently pending or, to the best of Borrower’s knowledge, information, or belief, affecting, threatened, or contemplated against Borrower, Pledgor, or the Collateral that has not been disclosed by Borrower in writing to Lender.

Section 4.05        Business Purpose of Loan. The proceeds of the Loan are for, and shall be used for, the exclusive purpose of the Project.

Section 4.06        Perfection and Priority of Lien. The UCC financing statement, when filed or recorded, as applicable, create a valid, perfected security interest, in the Collateral (to the extent a security interest in such collateral can be perfected by the filing of a UCC financing statement).

Section 4.07        Survival. The representations and warranties contained in this ARTICLE IV shall survive for so long as the Loan shall remain payable or any Obligation shall remain subject to performance.

ARTICLE V

NO TRANSFERS OR ENCUMBRANCE

Section 5.01         Prohibition Against Transfers. Prior to full payment of the Obligations hereunder, Borrower shall not permit any Transfer or cause any Transfer to occur without the prior written consent of the Lender. Any Transfer made in violation of this Loan Agreement shall be an Event of Default.

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

Section 6.01        Events of Default. The occurrence of any one or more of the following events shall, at Lender’s option, constitute an “Event of Default” under the Loan:

         (a)        Maturity Default. If unpaid principal, accrued but unpaid interest and all other amounts outstanding under the Loan are not paid in full on or before the Maturity Date, time being of the essence.

         (b)        False Representation or Warranty. If any representation or warranty made by Borrower or Pledgor in any Loan Document shall have been false or misleading in any material respect when made.

         (c)        Assignment for the Benefit of Creditors. If Borrower or Pledgor shall make an assignment for the benefit of creditors; or generally not pay its debts as they become due.

         (d)        Seeking Debtor Relief. If Borrower or Pledgor shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, or relief of debtors:

       (i)       Seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts; or

      (ii)       Seeking appointment of a receiver, trustee, custodian, conservators, or other similar official for it or for all or any substantial part of its assets.

        (e)          Involuntary Bankruptcy Proceeding. If there shall be commenced against Borrower or Pledgor any case, proceeding, or other action of a nature referred to in Section 6.01(f) above by any party other than Lender which:

      (i)         Results in the entry of an order for relief or any such adjudication or appointment; or

     (ii)         Remains undismissed, undischarged, or unbonded for a period of one hundred and eighty (180) days.

        (f)         Other Default. Except to the extent otherwise specifically set forth in this Loan Agreement or other Loan Document, if any other default shall occur which is not cured:

      (i)         In the case of any default which can be cured by the payment of a sum of money, within one hundred and eighty (180) days after written notice from Lender to Borrower; or

     (ii)       In the case of any other default, within one year after written notice from Lender to Borrower, except that if said default cannot be cured within such one-year period of time and provided that Borrower is diligently pursuing a cure and no other default is then existing, then, Borrower shall have an additional reasonable period to effect a cure, but in no event shall the entire cure period be more than one hundred and eighty (180) days.

Section 6.02         Lender’ Remedies. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights, remedies, and powers of Lender at law or in equity, all of which Lender hereby reserves, Lender may take any action described in this Section 6.02 to the fullest extent permitted by law.

         (a)         Acceleration. Lender may declare the entire Debt immediately due, payable, and collectible, regardless of maturity, and, in that event, the entire Debt shall become immediately due, payable, and collectible; and thereupon Lender may exercise all rights and remedies granted hereunder or at law.

         (b)         Protective Advances. Lender shall have the right to make any payments or incur any expenses Lender shall deem necessary or advisable to protect or preserve the Collateral and Lender’s lien and security interests therein, including, without limitation, any payment Borrower fails to make pursuant to the Loan Documents.

        (c)        UCC Foreclosure and Other Rights. With respect to any Collateral, Lender may exercise all rights, remedies, and powers accruing to Lender under the Loan Documents, the UCC, or any other remedy available at law or in equity. In exercising the right to sell any Collateral pursuant to the UCC, Borrower hereby agrees that ten (10) days’ prior written notice of such action shall constitute reasonable advance notice to Borrower.

        (d)        Right to Sue. Lender may, from time to time, take any legal action permitted by applicable law to recover any sums due under the Loan Documents, without regard to whether the Loan has been accelerated, or whether foreclosure or and any other enforcement action has been commenced. Lender may exercise this right without prejudicing Lender’s right to concurrently take any other enforcement action, including, without limitation, foreclosure.

         (e)        Remedies Cumulative; No Waiver. The rights, powers, and remedies of Lender hereunder are separate, distinct, and cumulative with all other rights, powers, and remedies of Lender in the other Loan Documents, at law, or in equity, each of which may be exercised independently, concurrently, and successively in Lender’s sole discretion. Lender’s election of any right, power, or remedy shall not deemed exclusive of any other and shall not bar or limit the exercise of any other right, power, or remedy. No delay or failure by Lender to accelerate the Loan or exercise any right, power, or remedy shall be deemed a waiver by Lender or estop Lender from the future exercise thereof. No partial exercise of any right, power, or remedy shall preclude the further exercise thereof. Notice or demand given to Borrower in any instance shall not entitle Borrower to notice or demand in any other instance, except as expressly required by the Loan Documents or by Requirements of Law. Lender may release security for the Loan, may release any party liable therefore, may grant extensions and forbearances, may accept partial or past due amounts, and may apply any sums or other security held by Lender to the repayment of the Loan, in each case without prejudice to Lender and without such action being deemed an accord and satisfaction or a reinstatement of the Loan.

Section 6.03          Reimbursement for Enforcement Costs. Borrower shall reimburse Lender for all documented costs, fees, and expenses (including, without limitation, reasonable attorney fees) incurred by Lender in connection with any enforcement action taken in accordance with this ARTICLE VI.

ARTICLE VII

NONRECOURSE - LIMITATIONS ON PERSONAL LIABILITY

Section 7.01         Nonrecourse Obligation. Except as otherwise provided in this ARTICLE VII, or expressly stated in any of the other Loan Documents, Lender shall enforce the liability of Borrower to perform and observe the obligations contained in this Loan Agreement and in each other Loan Document only against the Collateral as security for payment of the Loan and performance of Borrower’s obligations under the Loan Documents and not against Borrower or any of Borrower’s principals, directors, officers, members, or employees.

Section 7.02         Partial Recourse Liability. The nonrecourse provisions of Section 7.01 SHALL NOT APPLY, and Borrower shall be liable for all actual losses, claims, expenses, or other costs or liabilities incurred by Lender arising out of, relating to, or attributable to, in whole or in part in connection with the occurrence of any event described below.

         (a)        Misapplication or Misappropriation of Funds. Misapplication or misappropriation of proceeds from the Loan to businesses other than the Project.

         (b)        Criminality or Malfeasance. Criminal acts of Borrower resulting in the seizure, forfeiture, or loss of all or any part of the Property or the Collateral.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01         No Joint Venture; No Third-Party Beneficiaries. Borrower and Lender intend that the relationship created hereunder and under each of the other Loan Documents is solely that of borrower and lender. Nothing herein or in any of the other Loan Documents is intended to create, nor shall it be construed as creating, anything but a debtor-creditor relationship between Borrower and Lender and no such relationship shall be drawn or implied from any of Lender’s actions or from any prior relationship between the parties. No rights reserved or granted to Lender under the Loan shall be deemed to confer those rights on anyone other than Lender and its successors and assigns. Lender shall have no obligation to Borrower or any other Person in respect of the Loan the Property, the Collateral or any part thereof, and no party shall be deemed a third-party beneficiary entitled to enforce the performance or observance of any of the rights or obligations created in favor of Lender under the Loan Documents.

Section 8.02         Notices. All notices, requests, and communications required or permitted to be delivered hereunder shall be in writing, by one of the following methods: (a) hand delivery, whereby delivery is deemed to have occurred at the time of actual delivery; (b) overnight, one-day delivery service by a nationally recognized overnight courier service, whereby delivery is deemed to have occurred the Business Day following deposit with the courier; and (c) certified U.S. Mail, return receipt requested and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service.

Section 8.03         Entire Agreement; Modification; Time of Essence. This Loan Agreement, together with the other Loan Documents, contain the entire agreement between Borrower and Lender with respect to the Loan and supersede and replace all prior discussions, communications, understandings, and agreements, oral or written, with respect to the Loan. If any provision in any other Loan Document shall conflict with this Loan Agreement, this Loan Agreement shall control. No Loan Document shall be modified, supplemented, or terminated, and no provisions thereof waived, except by written instrument signed by the party against whom enforcement is sought, and then only to the extent of such writing. Time is of the essence with respect to all Borrower’s Obligations under the Loan Documents.

Section 8.04          Binding Effect; Joint and Several Obligations. This Loan Agreement and each of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

Section 8.05         Duplicate Original; Counterparts; Electronic Delivery. This Loan Agreement and each of the other Loan Documents may be executed in any number of duplicate originals, and each duplicate original shall constitute an original of such document. This Loan Agreement and each of the other Loan Documents (and each duplicate original) may be executed also in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully-executed agreement even though all signatures may not appear in the same document. Delivery of an executed counterpart of a signature page to any Loan Document by facsimile or in electronic format (that is, “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of such Loan Document.

Section 8.06         Unenforceable Provisions. Any provision of this Loan Agreement or any other Loan Document which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable, or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability, or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

Section 8.07          Governing Law. This Loan Agreement and each of the other Loan Documents shall be interpreted and enforced according to the laws of the State of Delaware without giving effect to rules or principles of conflicts of law.

Section 8.08         Binding Arbitration. Any controversy, dispute, or claim between the parties to any of the Loan Documents arising out of, in connection with, or in relation to the formation, negotiation, interpretation, performance or breach of any of the Loan Documents shall be submitted to JAMS (hereinafter, the “Arbitration Service”) and shall be settled exclusively by arbitration, before a three-member arbitration panel, in accordance with this Section 8.08. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, member, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. Arbitration shall be the exclusive remedy for determining any such dispute, whether in tort, contract or otherwise, regardless of its nature. Arbitration shall be governed by the Comprehensive Arbitration Rules and Procedures and International Arbitration Rules (or similar commercial arbitration rules) of the Arbitration Service. In the event of a conflict between the applicable rules of the Arbitration Service and these procedures, the provisions of these procedures shall govern. To select the three-member arbitration panel, the parties shall each name one neutral arbitrator, and those two arbitrators shall select a third neutral arbitrator from a list of potential arbitrators jointly prepared by the parties. The arbitration proceeding shall be decided by majority vote of the three-arbitrator panel. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the Borough of Manhattan, City of New York, State of New York, United States of America.

In the event of a dispute subject to this Section 8.08, (a) the parties shall be entitled to reasonable discovery subject to the discretion of the arbitration panel, (b) all testimony of witnesses shall be taken under oath, and the admission of evidence shall be governed by the rules of evidence applicable to civil proceedings under applicable law, and (c) a stenographic record shall be kept of all oral hearings. The remedial authority of the arbitration panel shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute; provided, however, that the arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party. The arbitration panel shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that such party would be entitled to summary judgment if the matter had been pursued in court litigation. The parties and the arbitration panel shall keep confidential all matters relating to any arbitration hereunder (including without limitation the existence of the dispute and the arbitration).

In interpreting this Agreement, the arbitration panel shall be bound by and follow the substantive law of the State of Delaware. To the extent applicable and not inconsistent with this Section 8.08, the arbitration panel shall apply the Federal Rules of Civil Procedure and the Federal Rules of Evidence.

Any filing or administrative fees shall be borne initially by the party requesting administration by the Arbitration Service. If both parties request such administration, the fees shall be borne initially by the party incurring such fees as provided by the rules of the Arbitration Service. The initial fees and costs of the arbitration panel shall be borne equally by the parties. The prevailing party in such arbitration, as determined by the arbitration panel, and in any enforcement or other court proceedings, shall be entitled to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitration panel’s compensation), expenses, and attorneys’ fees.

The arbitration panel shall render an award and written opinion, and the award shall be final and binding upon the parties.

If any of the provisions of this Section 8.08 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 8.08 and this Section 8.08 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Section 8.08 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

Section 8.09         Consent to Jurisdiction and Venue. Subject in all events to the foregoing provisions on arbitration, all actions to enforce or interpret this Agreement shall be brought exclusively United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware) and each of the parties agrees that such courts shall have exclusive jurisdiction and venue for any such actions. If a suit or other legal proceeding is brought by a party to this Agreement to enforce its provisions, or to seek remedy for any breach hereof, then the prevailing party shall be entitled to recover all costs and expenses reasonably incurred in connection with such suit or proceeding. Any judgment may be entered in any court having competent jurisdiction wherever located. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing herein shall, however, preclude or prohibit Lender from bringing any action or proceeding against Borrower in any other jurisdiction as may be necessary to enforce the rights and remedies available to Lender under the Loan Documents, at law, or in equity.

Section 8.10       WAIVER OF TRIAL BY JURY. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS AND TRANSACTIONS CONTEMPLATED THEREIN, WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER LEGAL THEORY. THIS WAIVER IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this EB-5 Loan Agreement as of the date set forth above.

BORROWER:

3D PRINTING DEV, LLC,

a Delaware limited liability company

By its Managing Member:	BENCHWICK LLC,
a Delaware limited liability company

	By:	/s/ Lin Li
Name:Lin Li
Title:CEO

LENDER:

3DFLOR OPPORTUNITY, LP,

a Delaware limited partnership

By its General Partner:	SCFLOR MANAGEMENT, LLC,
a South Carolina limited liability company

	By:	/s/ Lin Li
Name:Lin Li
Title:CEO

SCHEDULE 1.01

Schedule of Defined Terms

“Applicable Interest Rate” means one percent (1.00).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §101 et. seq., and the regulations issued thereunder, both as hereafter modified from time to time.

“Borrower” has the meaning given in the introductory paragraph of this Loan Agreement.

“Business Day” or “business day” means any day other than a Saturday, a Sunday, or days when Federal Banks located in the City of New York, State of New York are closed for a legal holiday or by government directive.

“Closing Date” means the date on which the Initial Advance is received by the Borrower.

“EB-5 Program” means the “EB-5 Program” administered by the USCIS in accordance with its statutory authority granted under 8 U.S.C. §1153(b)(5) (including any amendments, supplements, and successors thereto) and rules and policies promulgated thereunder.

“EB-5 Limited Partners” means the Limited Partners of Lender (as a Delaware limited partnership) investing in Lender to, among others, receive immigration benefits under the EB-5 Program.

“EB-5 Investment Sustainment Period” means that minimum period during which an EB-5 Limited Partner’s capital investment in Lender must remain invested, unreturned, and placed at risk in accordance with 8 U.S.C. §1153(b)(5)(A)(i), 8 U.S.C. §1153(b)(5)(F)(v)(i), and other rules, regulations, and policies promulgated by the USCIS.

“Event of Default” means the occurrence any of the events set forth in ARTICLE VI of this Loan Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to such government.

“Initial Advance” has the meaning set forth in Section 2.01(a).

“Initial Maturity Date” means the third (3rd) anniversary of the Closing Date. In the event the Initial Maturity Date falls on a day that is not a Business, the Initial Maturity Date shall be the next Business Day.

“Lender” has the meaning in the introductory paragraph of this Loan Agreement.

“Loan” means the aggregate of all principal and interest payments that accrue or shall be due and payable in accordance with this Loan Agreement, together with any other amounts due under the Loan Documents.

“Loan Agreement” means this EB-5 Loan Agreement.

“Loan Amount” means the aggregate amount of Advances made hereunder, in lawful money of the United States, advanced to Borrower pursuant to this Loan Agreement.

“Loan Documents” means, collectively, this Loan Agreement, the Note, and the Security Instrument executed in connection with the Loan, as each such agreement may be modified, supplemented, consolidated, extended, or restated from time to time.

“Maturity Date” has the meaning set forth in Section 2.03 of this Loan Agreement.

“Maximum Loan Amount” has the meaning set forth in Section 2.01(c) of this Loan Agreement.

“Note” means that certain Promissory Note dated as of the Closing Date made by Borrower to the order of Lender in the Loan Amount substantially in the form attached hereto as Exhibit B.

“Obligations” means the Loan and all covenants, obligations, payments, and liabilities of every kind and nature owed by Borrower to Lender, whether direct or indirect, absolute, or contingent, due or to become due, now existing or hereinafter incurred, arising under, out of, or in connection with the Loan and the Loan Documents.

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or any other entity of whatever nature.

“Pledgor” means Benchwick LLC, a Delaware limited liability company.

“Requirements of Law” means: (a) the organizational documents of any entity; and (b) any law, regulation, ordinance, code, decree, treaty, ruling, or determination of any arbitrator, court, Governmental Authority, or executive order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person or any of such Person’s property (including without limitation, the Property) may be subject.

“Security Instrument” means that certain Membership Interest Pledge Agreement substantially in the form attached hereto as Exhibit B and executed as of the Closing Date to secure Borrower’s payment of the Loan and performance of the Obligations.

“Transfer” means any action by which the legal or equitable title to the Collateral, or any part thereof is sold, assigned, transferred, hypothecated, pledged, or otherwise encumbered or disposed of, whether undertaken directly or indirectly, or occurring by operation of law or otherwise.

“Project” means the development, establishment, operation, and financing of a resilient flooring manufacturing facility located at 2251 Catawba River Road, Fort Lawn, South Carolina 29714.

“UCC” means the Uniform Commercial Code in the state in which the Borrower is incorporated.

“USCIS” means the United States Citizenship and Immigration Services or any of its successors.

EXHIBIT A

EXHIBIT B

FORM OF SECURITY INSTRUMENT